JOINT FILING INFORMATION

Reporting Person:	TIMOTHY R. BARAKETT

Address:	152 WEST 57th STREET
45th FLOOR
NEW YORK, NY 10019

Designated Filer:	ATTICUS MANAGEMENT LLC

Issuer and Symbol:	ATHEROGENICS INC (AGIX)

Date of Event Requiring Statement:	2/05/07

Signature:	/s/ Dennis Bertron
Dennis Bertron, as Attorney-in-Fact

Reporting Person:	ATTICUS CAPITAL LP

Address:	152 WEST 57th STREET
45th FLOOR
NEW YORK, NY 10019

Designated Filer:	ATTICUS MANAGEMENT LLC

Issuer and Symbol:	ATHEROGENICS INC (AGIX)

Date of Event
Requiring Statement:	2/05/07

Signature	By:	Atticus Management LLC
	Its:	General Partner

		By:	Timothy R. Barakett
		Its:	Managing Member

			By:	/s/ Dennis Bertron
			Name:	Dennis Bertron, as Attorney-in-Fact